Comparison of change in value of $10,000 investment in Dreyfus U.S. Treasury Short Term Fund and the Merrill Lynch Governments, U.S. Treasury,
        Short-Term (1-3 Years) Index

        EXHIBIT A:


                                                    Merrill Lynch Governments,
          PERIOD    Dreyfus U.S. Treasury                U.S. Treasury,
                     Short Term Fund               Short-Term (1-3 Years) Index*


         12/31/90         10,000                            10,000
         12/31/91         11,292                            11,168
         12/31/92         12,084                            11,872
         12/31/93         12,933                            12,514
         12/31/94         12,890                            12,585
         12/31/95         14,357                            13,970
         12/31/96         14,941                            14,665
         12/31/97         15,855                            15,642
         12/31/98         16,829                            16,737
         12/31/99         17,063                            17,249
         12/31/00         18,560                            18,627

        *Source: Lipper Inc.